STEGMAN & COMPANY


The Board of Directors
View Systems, Inc.

         We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 333-52132 and 333-54472 each on Form S-8 and Registration Statement No. 333-94411 on Form SB-2, and in the amended Annual Report on Form 10-KSB of View Systems, Inc. for the year ended December 31, 2000, of our report dated March 15, 2001 relating to the consolidated financial statements of View Systems, Inc. and Subsidiaries.




                                        /s/ Stegman & Company
                                        -------------------------------------


Baltimore, Maryland
June 15, 2001